INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of ILX Incorporated on Form S-3 of our report dated March 25, 1997, appearing in the Annual Report on Form 10-K of ILX Incorporated for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Phoenix, Arizona

July 15, 1997

                                  Exhibit 23.2